UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2016

BOSTON OMAHA CORPORATION (formerly known as REO PLUS, INC.)
(Exact name of registrant as specified in its Charter)

Delaware	333-170054	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code)
292 Newbury Street, Suite 333 Boston, Massachusetts 02115 (857) 256-0079
___________________________________
(Former name or address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Beginning January 28, 2016, we entered into subscription agreements with Boulderado Partners, LLC ("Boulderado"), Magnolia Capital Fund, LP ("Magnolia") and two additional investors, whereby each purchased shares of our Common Stock at a purchase price of $10.15 per share.  See Item 3.02 below.

The form of Subscription Agreement is attached to this Report on Form 8-K Report as Exhibit 4.4.

ITEM 3.02                                      UNREGISTERED SALES OF EQUITY SECURITIES

In January 2016, we commenced an offering of shares our Common Stock to accredited investors (the "Offering").  The Offering will raise up to $50,000,000 through the issuance of a maximum of 4,926,108 shares of Common Stock at a price of $10.15 per share, and it is expected to remain open for at least 180 days. The shares will be issued pursuant to Rule 506 of Regulation D.  No commissions are payable in connection with the financing.

As referenced in Item 1.01 of this Report on Form 8-K, currently, we have received investments totaling $22,837,755 from four investors, including investments of approximately $18,000,000 from Magnolia and approximately $2,500,005 from Boulderado.  Collectively, Magnolia and Boulderado own all of our outstanding Class A Common Stock and owned approximately 95% of our outstanding Common Stock prior to the commencement of the Offering.

Prior to the date of the Offering, we had issued and outstanding 1,716,954 shares of Common Stock, 1,055,560 shares of Class A Common Stock and warrants to purchase 105,556 shares of Class A Common Stock.  The shares of Common Stock sold in the Offering to date constitute approximately 43.82% of our issued and outstanding shares of Common Stock and Class A Common Stock to date, including shares of Class A Common Stock issuable upon exercise of the warrants.  Including the shares issued in this Offering, Magnolia and Boulderado collectively own approximately 93.98% of our current outstanding shares of Common Stock.

ITEM 5.02                                        ELECTION OF DIRECTOR

On February 1, 2016, our Board of Directors approved, by means of a written consent in lieu of special meeting, an action to increase the size of the Board of Directors from two directors to three directors and elected Brendan Keating as a director to fill the vacancy created by the increase to the size of the Board of Directors.  Brendan Keating is trustee of the Rosecrest Trust, which invested $253,750 in the Offering on February 1, 2016.  Brendan Keating is also the principal member of the entity which serves as the sole manager of Logic Real Estate Companies, LLC, of which we own a 30% interest, and he is trustee of the trust that owns the remaining 70% interest in Logic Real Estate Companies, LLC.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)                      Exhibits.

Exhibit
Number                                                                           Exhibit Title

4.4	Form of Common Stock Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                    BOSTON OMAHA CORPORATION
                                                                                                                                                    (Registrant)

By:  /s/ Alex B. Rozek
Alex B. Rozek, President
Date: February 3, 2016